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                                                                Exhibit 4(k)(ii)

                         CHANGE OF ANNUITANT ENDORSEMENT

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ENDORSEMENT SECTION 1.                         GENERAL INFORMATION
1.1    WHAT IS OUR               Our agreement with you includes this
       AGREEMENT WITH YOU?       endorsement as a part of the contract to which
                                 it is attached. The provisions of the contract apply to this endorsement unless they conflict with the endorsement. If there is a conflict, the endorsement provision will apply. The effective date for this endorsement is the same as the issue date for the contract to which it is attached.

                                 We promise to provide the benefit described in this endorsement as long as the contract and this endorsement are in force and all the terms and conditions of this endorsement are met.

1.2    WHAT IS THE BENEFIT       This endorsement allows you to change the
       PROVIDED BY THIS          annuitant at any time while the annuitant is
       ENDORSEMENT?              alive during the accumulation period if:

                                      a.)  this contract is owned by a business
                                           or a trust;

                                      b.)  the original annuitant under the
                                           contract is a selected manager or a
                                           highly compensated employee (as those
                                           terms are defined by Title 1 of the
                                           Employee Retirement Income Security
                                           Act, as amended); and

                                      c.)  the new annuitant under the contract
                                           is also a selected manager or a
                                           highly compensated employee.

                                 In the event that you request this endorsement and an Executive Benefit Plan Endorsement is also attached to your contract, this endorsement will replace it and the Executive Benefit Plan Endorsement will no longer be in effect.

1.3    WHEN WILL THIS            This endorsement will terminate on the earliest
       ENDORSEMENT               of:
       TERMINATE?

                                      a.)  the date death proceeds become
                                           payable;

                                      b.)  the payout date (also referred to as
                                           the annuity date); or

                                      c.)  the date you surrender your contract.

ENDORSEMENT SECTION 2.                         ENDORSEMENT CHARGES

2.1    IS THERE A CHARGE FOR     There is no charge for this benefit. However,
       THIS BENEFIT?             if you exercise the right provided by this
                                 endorsement during the first two contract years, we reserve the right to charge a fee to offset expenses incurred. Any fee charged will never be greater than $150.00.

ENDORSEMENT SECTION 3.                         CHANGE OF ANNUITANT

3.1    HOW DO YOU REQUEST A      Your change of annuitant request must be made
       CHANGE OF ANNUITANT?      in writing on a form acceptable to us and
                                 received at our administrative office. The change will take effect as of the date you signed it. We are not liable for any payment we make or action we take before receiving any such written request.
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2004-ANNCHANGE

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3.2    WHO CAN BE NAMED          You may name any manager or highly compensated
       AS ANNUITANT?             employee who meets all requirements for
                                 issuance of a like contract, as of the contract issue date.

ENDORSEMENT SECTION 4.                EFFECT ON CONTRACT

4.1    HOW DOES A CHANGE         Income payments (also referred to as annuity
       IN ANNUITANT AFFECT       payments) and death benefit proceeds will be
       YOUR CONTRACT?            payable under the contract based on the life of
                                 the annuitant named at the time of death or payout.

                                 The death benefit will be determined based on the new annuitant's age as of the contract issue date. Income payments will be based on the new annuitant's age on the payout date.

                                 Any death benefit riders included under the contract will be terminated automatically as of the effective date of a change in annuitant.
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CUNA Mutual Insurance Society
A Mutual Insurance Company


/s/ Jeff Post
President